SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC 20549



                                 FORM 8-K




                             CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934



   Date of Report (date of earliest event reported) June 26, 1997



                        MDU RESOURCES GROUP, INC.
           (Exact name of registrant as specified in its charter)



        Delaware                 1-3480         41-0423660
(State or other jurisdiction  (Commission     (I.R.S. Employer
 of incorporation)             File Number)    Identification No.)




       400 North Fourth Street, Bismarck, ND        58501
      (Address of principal executive offices     (Zip Code)




Registrant's telephone number, including area code (701) 222-7900

Item 5.  Other Events

As discussed in the Registrant's 1996 Annual Report on Form 10-K and the March 31, 1997 Quarterly Report on Form 10-Q, the estate of W. A. Moncrief (Moncrief) in November 1993, filed suit in Federal District Court for the District of Wyoming (Federal District Court) against the Registrant and Williston Basin Interstate Pipeline Company (Williston Basin), the Registrant's indirectly, wholly owned subsidiary, disputing certain price and volume issues under a natural gas purchase contract.

Through the course of this action Moncrief submitted damage calculations which totalled approximately $19 million or, under its alternative pricing theory, approximately $39 million.

On June 26, 1997, the Federal District Court issued its order awarding Moncrief damages of approximately $15.6 million plus reimbursement for costs Moncrief incurred as a result of this action. The Registrant believes that it is entitled to recover from ratepayers virtually all of the costs that were incurred as a result of this order as gas supply realignment transition costs pursuant to the provisions of the Federal Energy Regulatory Commission's (FERC) Order 636. However, the amount of costs which can ultimately be recovered are subject to approval by the FERC and market conditions.

                             SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               MDU RESOURCES GROUP, INC.


DATE:  July 14, 1997           By   /s/ Warren L. Robinson
                                  Warren L. Robinson
                                  Vice President, Treasurer and
                                    Chief Financial Officer